Exhibit 99.1

Allergan Reports Fourth Quarter and Full-Year 2018 Financial Results

– Full-Year 2018 GAAP Net Revenues of $15.8 Billion; Q4 2018 GAAP Net Revenues of $4.1 Billion –

– Full-Year 2018 GAAP Loss Per Share of $15.26; Non-GAAP Performance Net Income Per Share of $16.69 –

– Q4 2018 GAAP Loss Per Share of $12.83; Non-GAAP Performance Net Income Per Share of $4.29 –

– Q4 2018 GAAP Operating Loss of $5.38 Billion; Non-GAAP Operating Income of $1.92 Billion –

– Full-Year and Q4 2018 GAAP Net Revenue Driven by Growth in Top Promoted Products Including BOTOX®, VRAYLAR®, JUVÉDERM® Collection of Fillers and Lo LOESTRIN® –

– Continues to Advance R&D Pipeline on Key Programs Including Cariprazine for Bipolar Depression, Ubrogepant for Migraine and Bimatoprost SR for Glaucoma –

– Provides Full-Year and First Quarter 2019 Guidance –

– Allergan Board of Directors Authorizes New $2.0 Billion Share Repurchase Program –
DUBLIN, Jan. 29, 2019 /PRNewswire/ -- Allergan plc (NYSE: AGN) today reported its full-year and fourth quarter 2018 financial results including full-year 2018 GAAP net revenues of $15.79 billion, a 1.0 percent decrease from 2017. Fourth quarter 2018 GAAP net revenues were $4.08 billion, a 5.7 percent decrease from the prior year quarter.

FOURTH QUARTER AND FULL-YEAR 2018 FINANCIAL RESULTS

(unaudited; $ in millions, except per share amounts)	Q4 '18	Q4 '17	Q4 '18 v Q4 '17	Year Ended December 31, 2018	Year Ended December 31, 2017	2018 v 2017
Total Net Revenues	$4,079.7	$4,326.1	(5.7)%	$15,787.4	$15,940.7	(1.0)%

Operating (Loss)	$(5,384.1)	$(90.5)	n.m.	$(6,247.6)	$(5,921.2)	(5.5)%
Diluted EPS - Continuing Operations	$(12.83)	$9.97	n.m.	$(15.26)	$(11.99)	(27.3)%
SG&A Expense	$1,193.6	$1,266.8	(5.8)%	$4,521.8	$5,016.7	(9.9)%
R&D Expense	$678.1	$408.2	66.1%	$2,266.2	$2,100.1	7.9%
Continuing Operations Tax Rate	23.2%	956.1%	n.m.	25.8%	64.2%	38.4%

Non-GAAP Net Revenues	$4,079.7	$4,326.1	(5.7)%	$15,762.4	$15,940.7	(1.1)%
Non-GAAP Operating Income	$1,917.8	$2,174.3	(11.8)%	$7,555.8	$7,647.5	(1.2)%
Non-GAAP Performance Net Income Per Share	$4.29	$4.86	(11.7)%	$16.69	$16.35	2.1%
Non-GAAP Adjusted EBITDA	$1,990.5	$2,284.5	(12.9)%	$7,954.1	$8,097.6	(1.8)%
Non-GAAP SG&A Expense	$1,140.4	$1,132.8	0.7%	$4,354.9	$4,554.8	(4.4)%
Non-GAAP R&D Expense	$436.1	$405.7	7.5%	$1,574.5	$1,598.8	(1.5)%
Non-GAAP Continuing Operations Tax Rate	14.3%	11.4%	2.9%	14.2%	12.6%	1.6%

Executive Commentary
"Allergan posted another quarter of strong results to close out 2018, underscoring our focus on execution, financial discipline and the strength of our core business which grew 8.3 percent. Our anchor brands BOTOX® Cosmetic, BOTOX® Therapeutic, VRAYLAR®, JUVÉDERM®, Lo LOESTRIN®, CoolSculpting® and LINZESS® added nearly $1 billion in new revenue to our core business in 2018," said Brent Saunders, Chairman and CEO of Allergan. "I'm also proud of the significant advances we have made in our R&D pipeline with positive clinical results reported from six late-stage development programs. We look to build on that progress in 2019."

"Taken together, these accomplishments and our talented colleagues give me confidence in our ability to continue producing solid results in 2019 and beyond, while also delivering innovation that will have an enduring impact on patients, customers and shareholders."

Full-Year 2018 Performance
GAAP operating loss in 2018 was $6.25 billion compared with $5.92 billion in 2017. Non-GAAP operating income, which excludes the impact of impairments, amortization and other items, was $7.56 billion in 2018 compared to $7.65 billion in 2017, impacted by lower revenues as operating margin remained stable. GAAP cash flow from operations for the full year of 2018 totaled $5.64 billion.

Fourth Quarter 2018 Performance
GAAP operating loss in the fourth quarter 2018 was $5.38 billion, including the impact of impairments. Non-GAAP operating income in the fourth quarter of 2018 was $1.92 billion, a decrease of 11.8 percent versus the prior year quarter, impacted by lower operating margin and revenues due to the impact of divestitures, products that lost exclusivity and a decline in RESTASIS®. GAAP cash flow from operations for the fourth quarter of 2018 totaled $1.50 billion.

Operating Expenses
Total GAAP Selling, General and Administrative (SG&A) Expense was $1.19 billion for the fourth quarter 2018, a decrease of 5.8 percent from the prior year quarter. Total non-GAAP SG&A expense was $1.14 billion for the fourth quarter 2018 compared with $1.13 billion in the prior year period, including an increase in selling and marketing spending in Medical Aesthetics offset by the impact of previous restructurings. GAAP R&D investment for the fourth quarter of 2018 was $678.1 million, compared to $408.2 million in the fourth quarter of 2017. Non-GAAP R&D investment for the fourth quarter 2018 was $436.1 million compared to $405.7 million in the prior year quarter, due to increased direct project spend to support pipeline advancement.

Amortization, Tax and Capitalization
Amortization expense for the fourth quarter 2018 was $1.57 billion, compared to $1.92 billion in the fourth quarter of 2017. The Company's GAAP tax rate was 23.2 percent in the fourth quarter 2018. The Company's non-GAAP adjusted tax rate was 14.3 percent in the fourth quarter 2018. As of December 31, 2018, Allergan had cash and marketable securities of $1.91 billion and outstanding indebtedness of $23.8 billion.

Impairments
In the fourth quarter of 2018, Allergan recorded total pre-tax impairment charges of $5.4 billion. This amount reflects $1.9 billion of other intangible asset impairments, including $1.6 billion for KYBELLA®/BELKYRA® as sales forecasts have declined. The Company's intended sale of Anti-Infectives and its increased cost of capital based on market dynamics as well as other commercial factors prompted a review of its General Medicine Reporting Unit goodwill. As a result, the Company wrote off $3.5 billion of total goodwill, including $622 million allocated to Anti-Infectives.

FOURTH QUARTER 2018 BUSINESS SEGMENT RESULTS

U.S. Specialized Therapeutics
U.S. Specialized Therapeutics net revenues were $1.81 billion in the fourth quarter of 2018, a decrease of 3.9 percent versus the prior year quarter. Volume demand growth in BOTOX® Therapeutic and Facial Aesthetics, including BOTOX® Cosmetic and JUVÉDERM® Collection, was offset in part by a decline in RESTASIS® due to lower demand and net pricing, as well as the divestiture of the Company's Medical Dermatology business on September 20, 2018. Segment gross margin for the fourth quarter of 2018 was 92.3 percent. Segment contribution for the fourth quarter 2018 was $1.23 billion.

Medical Aesthetics

  Facial Aesthetics
    BOTOX® Cosmetic net revenues in the fourth quarter of 2018 were $258.1 million, an increase of 13.0 percent from the prior year quarter.
    JUVÉDERM® Collection (defined as JUVÉDERM®, VOLUMA® and other fillers) net revenues in the fourth quarter of 2018 were $158.4 million, an increase of 13.5 percent versus the prior year quarter.
  Regenerative Medicine
    ALLODERM® net revenues in the fourth quarter of 2018 were $94.9 million, a decrease of 3.1 percent versus the prior year quarter.
  Body Contouring
    CoolSculpting® net revenues (including both CoolSculpting® Systems/Applicators and Consumables) in the fourth quarter of 2018 were $81.3 million, a decrease of 13.9 percent versus the prior year quarter.

Neurosciences & Urology

  BOTOX® Therapeutic net revenues in the fourth quarter of 2018 were $433.3 million, an increase of 12.8 percent versus the prior year quarter.

Eye Care

  RESTASIS® net revenues in the fourth quarter of 2018 were $325.0 million, a decrease of 18.8 percent versus the prior year quarter.
  ALPHAGAN®/COMBIGAN® net revenues in the fourth quarter of 2018 were $97.7 million, a decrease of 4.0 percent versus the prior year quarter.
  OZURDEX® net revenues in the fourth quarter of 2018 were $29.3 million, an increase of 11.0 percent versus the prior year quarter.

U.S. General Medicine
U.S. General Medicine net revenues in the fourth quarter of 2018 were $1.40 billion, a decrease of 8.4 percent versus the prior year quarter, impacted by lower revenues from NAMENDA XR® and ESTRACE® due to generic competition, offset by growth from VRAYLAR® and Lo LOESTRIN®. Segment gross margin for the fourth quarter of 2018 was 86.0 percent. Segment contribution for the fourth quarter 2018 was $946.6 million.

Central Nervous System

  VRAYLAR® net revenues were $150.5 million in the fourth quarter of 2018, an increase of 71.6 percent from the prior year quarter.
  VIIBRYD®/FETZIMA® net revenues in the fourth quarter of 2018 were $95.5 million, an increase of 7.3 percent from the prior year quarter.
  NAMENDA® net revenues in the fourth quarter of 2018 were $10.7 million compared to $97.8 million in the prior year quarter, impacted by loss of patent exclusivity for NAMENDA XR® in February 2018.

Gastrointestinal, Women's Health & Diversified Brands

  LINZESS® net revenues in the fourth quarter of 2018 were $205.2 million, an increase of 5.3 percent versus the prior year quarter.
  Lo LOESTRIN® net revenues in the fourth quarter of 2018 were $143.8 million, an increase of 13.7 percent versus the prior year quarter.
  BYSTOLIC®/BYVALSON® net revenues in the fourth quarter of 2018 were $151.7 million, a decrease of 3.7 percent from the prior year quarter.

International
International net revenues in the fourth quarter of 2018 were $870.2 million, an increase of 1.0 percent versus the prior year quarter excluding foreign exchange impact, driven by growth in Facial Aesthetics and BOTOX® Therapeutic. International net revenues were negatively impacted by a recall of textured breast implants in certain international markets as well as reduced OZURDEX® sales following a third quarter product recall in certain markets. Segment gross margin for the fourth quarter of 2018 was 83.2 percent, also impacted by the textured breast implant recall. Segment contribution was $452.0 million.

Facial Aesthetics

  BOTOX® Cosmetic net revenues in the fourth quarter of 2018 were $157.8 million, an increase of 9.2 percent versus the prior year quarter excluding foreign exchange impact.
  JUVÉDERM® Collection net revenues in the fourth quarter of 2018 were $174.0 million, an increase of 20.4 percent versus the prior year quarter excluding foreign exchange impact.

Eye Care

  LUMIGAN®/GANFORT® net revenues in the fourth quarter of 2018 were $96.9 million, an increase of 2.2 percent versus the prior year quarter excluding foreign exchange impact.
  OZURDEX® net revenues in the fourth quarter of 2018 were $29.6 million compared to $60.9 million in the prior year quarter.

Botox® Therapeutic

  BOTOX® Therapeutic net revenues in the fourth quarter of 2018 were $96.7 million, an increase of 6.6 percent versus the prior year quarter excluding foreign exchange impact.

NEW SHARE REPURCHASE PROGRAM

Allergan's Board of Directors has authorized a new $2.0 billion share repurchase program as part of the Company's capital allocation strategy. Allergan expects to deploy the program over the next 12 months.

Allergan reaffirmed its commitment to maintaining investment grade credit ratings and achieving a net debt to adjusted EBITDA ratio of less than 2.5X by the end of 2020.

These actions reflect the Company's conviction in its strategy and strong future cash flow position, allowing for periodic return of cash to shareholders through dividends and share buybacks while maintaining investment grade ratings and continuing its strategy to pay down debt.

PIPELINE UPDATE

Allergan R&D continues to advance its pipeline. Key 2018 late stage clinical achievements and anticipated milestones include:

  Cariprazine: Allergan anticipates a regulatory decision from the U.S. Food and Drug Administration (FDA) in the first half of 2019 for the Company's supplemental New Drug Application (sNDA) for VRAYLAR® (cariprazine). The FDA accepted for review Allergan's sNDA seeking to expand the indication to include the treatment of depressive episodes associated with bipolar I disorder (bipolar depression) in adults. In 2018, Allergan reported positive Phase 3 results in the third of three pivotal trials of cariprazine in bipolar depression.
  Ubrogepant: Allergan anticipates filing a New Drug Application (NDA) with the FDA by the first quarter of 2019 for ubrogepant for the acute treatment of migraine. In 2018, Allergan reported positive results from two Phase 3 clinical trials studying the safety and efficacy of ubrogepant, an oral CGRP receptor antagonist, as well as two positive safety studies, including a long-term safety study of ubrogepant for acute migraine.
  Atogepant: Allergan announced positive results from a Phase 2b/3 clinical trial evaluating the efficacy, safety, and tolerability of atogepant, an oral CGRP receptor antagonist in development for migraine prevention. A Phase 3 study has been initiated.
  Bimatoprost SR: Allergan reported positive topline results from two Phase 3 clinical trials of Bimatoprost SR, a first-in-class sustained-release, biodegradable implant for the reduction of intraocular pressure in patients with open-angle glaucoma or ocular hypertension. Allergan anticipates submitting an NDA to the FDA in the second half of 2019.
  Abicipar: Allergan and Molecular Partners announced two positive Phase 3 clinical trials on Abicipar for the treatment of neovascular age-related macular degeneration. The Biologics License Application (BLA) submission for Abicipar is planned for the first half of 2019. Allergan anticipates results from the MAPLE trial using its further optimized formulation in the first half of 2019.
  Brimonidine DDS: Allergan reported positive results in Phase 2b clinical trials for Brimonidine DDS for geographic atrophy secondary to age-related macular degeneration. Allergan plans to initiate Phase 3 clinical trials in the second half of 2019.

FIRST QUARTER AND FULL YEAR 2019 GUIDANCE

Twelve Months Ending December 31, 2019
	GAAP	NON-GAAP

Total Net Revenues	$15.000 - $15.300 billion	$15.000 - $15.300 billion
Gross Margin (as a % of revenues)	85.0% - 85.5%	85.0% - 85.5%
SG&A Expense	$4.1 - $4.3 billion	$4.1 - $4.3 billion
R&D Expense	$1.8 - $1.9 billion	$1.6 - $1.7 billion
Net Interest Expense/Other Income (Expense)	~ $775.0 million	~ $800.0 million
Tax Rate	24.5% - 25.0%	13.0% - 13.5%
Net Income Per Share[1]	≥$1.14	≥$16.36
Average 2018 Share Count[2]	~ 332.0 million	~ 332.0 million
Cash Flow from Operations	~ $5.0 - $5.5 billion	N/A

Three Months Ending March 31, 2019
	GAAP	NON-GAAP

Total Net Revenues	$3.400 - $3.550 billion	$3.400 - $3.550 billion
Net Income / (Loss) Per Share[1,2]	$(0.39) - $(0.20)	$3.40 - $3.60

(1) GAAP represents EPS for ordinary shareholders. GAAP income per share includes the impact of amortization of approximately $5.6 billion. Non-GAAP represents performance net income per share.
(2) GAAP EPS shares do not include dilution of shares when earnings are a net loss. As such, the dilution impact of outstanding equity awards is not included in the forecasted shares.

FOURTH QUARTER AND FULL-YEAR 2018 CONFERENCE CALL AND WEBCAST DETAILS
Allergan will host a conference call and webcast today, Tuesday, January 29, at 8:30 a.m. Eastern Time to discuss its fourth quarter and full-year 2018 results. The dial-in number to access the call is U.S./Canada (877) 251-7980, International (706) 643-1573, and the conference ID is 8599848. A replay of the conference call will also be available beginning approximately two hours after the call's conclusion and will remain available through 11:30 p.m. Eastern Time on February 28, 2019. The replay may be accessed by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID 8599848.

To access the webcast, please visit Allergan's Investor Relations website at https://www.allergan.com/investors. A replay of the webcast will also be available on Allergan's Investor Relations website.

Allergan Contacts:
Investors:
Manisha Narasimhan, PhD	(862) 261-7162
Christine Chiou	(862) 261-7396

Media:
Amy Rose	(862) 289-3072

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a bold, global pharmaceutical leader. Allergan is focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world.

Allergan markets a portfolio of leading brands and best-in-class products primarily focused on four key therapeutic areas including medical aesthetics, eye care, central nervous system and gastroenterology.

Allergan is an industry leader in Open Science, a model of research and development, which defines our approach to identifying and developing game-changing ideas and innovation for better patient care. With this approach, Allergan has built one of the broadest development pipelines in the pharmaceutical industry.

Allergan's success is powered by our global colleagues' commitment to being Bold for Life. Together, we build bridges, power ideas, act fast and drive results for our customers and patients around the world by always doing what is right.

With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives every day.

For more information, visit Allergan's website at www.Allergan.com.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan's current perspective on existing trends and information as of the date of this release. Actual results may differ materially from Allergan's current expectations depending upon a number of factors affecting Allergan's business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan's products; the impact of uncertainty around timing of generic entry related to key products, including RESTASIS®, on our financial results; risks associated with divestitures, acquisitions, mergers and joint ventures; risks related to impairments; uncertainty associated with financial projections, projected debt reduction, projected cost reductions, projected synergies, restructurings, increased costs, and adverse tax consequences; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Allergan's periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan's Annual Report on Form 10-K for the year ended December 31, 2017 and Allergan's Quarterly Report on Form 10-Q for the period ended September 30, 2018. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

The following presents Allergan plc's statement of operations for the three and twelve months ended December 31, 2018 and 2017:
Table 1
ALLERGAN PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2018	2017	2018	2017
Net revenues	$4,079.7	$4,326.1	$15,787.4	$15,940.7

Operating expenses:
Cost of sales (excludes amortization and impairment of acquired intangibles including product rights)	590.0	580.9	2,191.4	2,168.0
Research and development	678.1	408.2	2,266.2	2,100.1
Selling, general and administrative	1,193.6	1,266.8	4,521.8	5,016.7
Amortization	1,569.1	1,922.2	6,552.3	7,197.1
In-process research and development impairments	6.6	207.0	804.6	1,452.3
Goodwill and other impairments and asset sales, net	5,426.4	31.5	5,698.7	3,927.7
Total operating expenses	9,463.8	4,416.6	22,035.0	21,861.9
Operating (loss)	(5,384.1)	(90.5)	(6,247.6)	(5,921.2)

Non-operating income (expense):
Interest income	11.6	14.7	45.2	67.7
Interest (expense)	(210.2)	(263.3)	(911.2)	(1,095.6)
Other income (expense), net	(9.9)	(70.7)	256.7	(3,437.3)
Total other income (expense), net	(208.5)	(319.3)	(609.3)	(4,465.2)
(Loss) before income taxes and noncontrolling interest	(5,592.6)	(409.8)	(6,856.9)	(10,386.4)
(Benefit) for income taxes	(1,296.7)	(3,918.3)	(1,770.7)	(6,670.4)
(Loss) from continuing operations, net of tax	(4,295.9)	3,508.5	(5,086.2)	(3,716.0)
(Loss) from discontinued operations, net of tax	-	(385.3)	-	(402.9)
Net (loss) / income	(4,295.9)	3,123.2	(5,086.2)	(4,118.9)
(Income) attributable to noncontrolling interest	(4.0)	(1.9)	(10.2)	(6.6)
Net (loss) /income attributable to shareholders	(4,299.9)	3,121.3	(5,096.4)	(4,125.5)
Dividends on preferred shares	-	69.6	46.4	278.4
Net (loss) / income attributable to ordinary shareholders	$(4,299.9)	$3,051.7	$(5,142.8)	$(4,403.9)

(Loss) / income per share attributable to ordinary shareholders - basic:
Continuing operations	$(12.83)	$10.37	$(15.26)	$(11.99)
Discontinued operations	-	(1.16)	-	(1.20)
Net (loss) / income per share - basic	$(12.83)	$9.21	$(15.26)	$(13.19)
(Loss) /income per share attributable to ordinary shareholders - diluted:
Continuing operations	$(12.83)	$9.97	$(15.26)	$(11.99)
Discontinued operations	-	(1.09)	-	(1.20)
Net (loss) /income per share - diluted	$(12.83)	$8.88	$(15.26)	$(13.19)

Dividends per ordinary share	$0.72	$0.70	$2.88	$2.80

Weighted average shares outstanding:
Basic	335.1	331.3	337.0	333.8
Diluted	335.1	351.6	337.0	333.8
The following table details Allergan plc's product revenue for significant promoted products globally, within the U.S., and international for the three and twelve months ended December 31, 2018 and 2017.

ALLERGAN PLC
NET REVENUES TOP GLOBAL PRODUCTS
(Unaudited; in millions)

	Three Months Ended December 31, 2018					Three Months Ended December 31, 2017					Movement
	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	Total Change	Total Change Percentage

Botox®	$691.4	$-	$254.5	$-	$945.9	$612.4	$-	$251.9	$-	$864.3	$81.6	9.4%
Restasis®	325.0	-	16.6	-	341.6	400.3	-	14.6	-	414.9	(73.3)	(17.7)%
Juvederm® Collection	158.4	-	174.0	-	332.4	139.5	-	154.7	-	294.2	38.2	13.0%
Linzess®/Constella®	-	205.2	6.4	-	211.6	-	194.8	5.8	-	200.6	11.0	5.5%
Lumigan®/Ganfort®	74.0	-	96.9	-	170.9	80.9	-	99.7	-	180.6	(9.7)	(5.4)%
Bystolic® /Byvalson®	-	151.7	0.4	-	152.1	-	157.5	0.6	-	158.1	(6.0)	(3.8)%
Vraylar®	-	150.5	-	-	150.5	-	87.7	-	-	87.7	62.8	71.6%
Alphagan®/Combigan®	97.7	-	46.7	-	144.4	101.8	-	46.7	-	148.5	(4.1)	(2.8)%
Lo Loestrin®	-	143.8	-	-	143.8	-	126.5	-	-	126.5	17.3	13.7%
Eye Drops	47.9	-	71.7	-	119.6	47.3	-	73.8	-	121.1	(1.5)	(1.2)%
Viibryd®/Fetzima®	-	95.5	2.3	-	97.8	-	89.0	1.0	-	90.0	7.8	8.7%
Alloderm®	94.9	-	2.5	-	97.4	97.9	-	2.5	-	100.4	(3.0)	(3.0)%
Breast Implants	68.2	-	10.5	-	78.7	69.0	-	40.1	-	109.1	(30.4)	(27.9)%
Coolsculpting® Consumables	54.5	-	23.4	-	77.9	51.9	-	15.3	-	67.2	10.7	15.9%
Zenpep®	-	66.8	0.4	-	67.2	-	58.5	-	-	58.5	8.7	14.9%
Ozurdex ®	29.3	-	29.6	-	58.9	26.4	-	60.9	-	87.3	(28.4)	(32.5)%
Carafate ® /Sulcrate ®	-	54.1	0.7	-	54.8	-	59.2	0.8	-	60.0	(5.2)	(8.7)%
Armour Thyroid	-	53.4	-	-	53.4	-	51.3	-	-	51.3	2.1	4.1%
Viberzi®	-	48.9	0.6	-	49.5	-	42.9	0.2	-	43.1	6.4	14.8%
Coolsculpting® Systems & Add On Applicators	26.8	-	21.5	-	48.3	42.5	-	11.7	-	54.2	(5.9)	(10.9)%
Skin Care	40.4	-	3.6	-	44.0	40.6	-	4.4	-	45.0	(1.0)	(2.2)%
Canasa®/Salofalk®	-	38.8	4.5	-	43.3	-	47.0	5.0	-	52.0	(8.7)	(16.7)%
Asacol®/Delzicol®	-	27.9	10.7	-	38.6	-	42.8	13.4	-	56.2	(17.6)	(31.3)%
Saphris®	-	36.8	-	-	36.8	-	37.7	-	-	37.7	(0.9)	(2.4)%
Teflaro®	-	30.0	-	-	30.0	-	29.2	-	-	29.2	0.8	2.7%
Avycaz®	-	24.6	-	-	24.6	-	18.5	-	-	18.5	6.1	33.0%
Savella®	-	23.6	-	-	23.6	-	23.9	-	-	23.9	(0.3)	(1.3)%
Namzaric®	-	22.6	-	-	22.6	-	36.8	-	-	36.8	(14.2)	(38.6)%
Rapaflo®	18.9	-	1.8	-	20.7	28.2	-	1.8	-	30.0	(9.3)	(31.0)%
Dalvance®	-	17.3	1.0	-	18.3	-	13.0	1.2	-	14.2	4.1	28.9%
Estrace® Cream	-	14.7	-	-	14.7	-	101.5	-	-	101.5	(86.8)	(85.5)%
Liletta®	-	14.6	-	-	14.6	-	14.5	-	-	14.5	0.1	0.7%
Namenda®	-	10.7	-	-	10.7	-	97.8	-	-	97.8	(87.1)	(89.1)%
Kybella® /Belkyra®	7.2	-	1.0	-	8.2	12.1	-	1.7	-	13.8	(5.6)	(40.6)%
Minastrin® 24	-	2.9	-	-	2.9	-	5.3	-	-	5.3	(2.4)	(45.3)%
Aczone®	0.6	-	0.1	-	0.7	38.0	-	0.2	-	38.2	(37.5)	(98.2)%
Tazorac®	0.3	-	0.1	-	0.4	14.1	-	0.2	-	14.3	(13.9)	(97.2)%
Other Products Revenues	73.3	163.5	88.7	2.8	328.3	78.9	189.9	107.7	3.1	379.6	(51.3)	(13.5)%
Total Net Revenues	$1,808.8	$1,397.9	$870.2	$2.8	4,079.7	$1,881.8	$1,525.3	$915.9	$3.1	4,326.1	$(246.4)	(5.7)%

	Year Ended December 31, 2018					Year Ended December 31, 2017					Movement
	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	Total Change	Total Change Percentage

Botox®	$2,545.8	$-	$1,031.6	$-	$3,577.4	$2,254.4	$-	$914.5	$-	$3,168.9	$408.5	12.9%
Restasis®	1,197.0	-	64.5	-	1,261.5	1,412.3	-	61.3	-	1,473.6	(212.1)	(14.4)%
Juvederm® Collection	548.2	-	614.8	-	1,163.0	501.1	-	540.7	-	1,041.8	121.2	11.6%
Linzess®/Constella®	-	761.1	24.1	-	785.2	-	701.1	21.9	-	723.0	62.2	8.6%
Lumigan®/Ganfort®	291.8	-	392.6	-	684.4	317.5	-	371.5	-	689.0	(4.6)	(0.7)%
Bystolic® /Byvalson®	-	583.8	2.0	-	585.8	-	612.2	2.2	-	614.4	(28.6)	(4.7)%
Alphagan®/Combigan®	375.4	-	176.0	-	551.4	377.3	-	175.1	-	552.4	(1.0)	(0.2)%
Lo Loestrin®	-	527.7	-	-	527.7	-	459.3	-	-	459.3	68.4	14.9%
Vraylar®	-	487.1	-	-	487.1	-	287.8	-	-	287.8	199.3	69.2%
Eye Drops	202.7	-	279.7	-	482.4	199.5	-	281.0	-	480.5	1.9	0.4%
Alloderm®	407.3	-	8.0	-	415.3	321.2	-	7.5	-	328.7	86.6	26.3%
Viibryd®/Fetzima®	-	342.4	7.2	-	349.6	-	333.2	3.1	-	336.3	13.3	4.0%
Breast Implants	263.0	-	130.1	-	393.1	242.6	-	156.9	-	399.5	(6.4)	(1.6)%
Coolsculpting® Consumables	235.3	-	64.2	-	299.5	150.1	-	41.6	-	191.7	107.8	56.2%
Ozurdex ®	111.0	-	187.7	-	298.7	98.4	-	213.4	-	311.8	(13.1)	(4.2)%
Zenpep®	-	237.3	0.4	-	237.7	-	212.3	-	-	212.3	25.4	12.0%
Carafate ® /Sulcrate ®	-	217.8	2.8	-	220.6	-	235.8	2.9	-	238.7	(18.1)	(7.6)%
Armour Thyroid	-	198.8	-	-	198.8	-	169.1	-	-	169.1	29.7	17.6%
Canasa®/Salofalk®	-	169.2	17.6	-	186.8	-	162.7	18.3	-	181.0	5.8	3.2%
Viberzi®	-	176.5	1.3	-	177.8	-	156.6	0.5	-	157.1	20.7	13.2%
Asacol®/Delzicol®	-	130.8	45.7	-	176.5	-	195.5	50.2	-	245.7	(69.2)	(28.2)%
Coolsculpting® Systems & Add On Applicators	126.3	-	43.3	-	169.6	106.6	-	32.1	-	138.7	30.9	22.3%
Skin Care	138.8	-	15.2	-	154.0	153.2	-	12.0	-	165.2	(11.2)	(6.8)%
Saphris®	-	139.7	-	-	139.7	-	155.2	-	-	155.2	(15.5)	(10.0)%
Teflaro®	-	128.0	0.3	-	128.3	-	121.9	-	-	121.9	6.4	5.3%
Namzaric®	-	115.8	-	-	115.8	-	130.8	-	-	130.8	(15.0)	(11.5)%
Avycaz®	-	94.6	-	-	94.6	-	61.2	-	-	61.2	33.4	54.6%
Rapaflo®	81.9	-	6.4	-	88.3	108.1	-	7.3	-	115.4	(27.1)	(23.5)%
Savella®	-	85.0	-	-	85.0	-	98.2	-	-	98.2	(13.2)	(13.4)%
Dalvance®	-	56.1	2.3	-	58.4	-	53.9	2.4	-	56.3	2.1	3.7%
Aczone®	55.1	-	0.4	-	55.5	166.3	-	0.5	-	166.8	(111.3)	(66.7)%
Liletta®	-	50.9	-	-	50.9	-	37.6	-	-	37.6	13.3	35.4%
Namenda®	-	71.0	-	-	71.0	-	452.9	-	-	452.9	(381.9)	(84.3)%
Estrace® Cream	-	49.0	-	-	49.0	-	366.6	-	-	366.6	(317.6)	(86.6)%
Kybella® /Belkyra®	31.8	-	6.3	-	38.1	49.5	-	6.8	-	56.3	(18.2)	(32.3)%
Tazorac®	25.4	-	0.7	-	26.1	65.4	-	0.7	-	66.1	(40.0)	(60.5)%
Minastrin® 24	-	9.5	-	-	9.5	-	61.4	-	-	61.4	(51.9)	(84.5)%
Other Products Revenues	283.5	690.8	379.5	39.5	1,393.3	280.1	730.9	395.1	21.4	1,427.5	(34.2)	(2.4)%
Total Net Revenues	$6,920.3	$5,322.9	$3,504.7	$39.5	15,787.4	$6,803.6	$5,796.2	$3,319.5	$21.4	15,940.7	$(153.3)	(1.0)%

The following table presents Allergan plc's Condensed Consolidated Balance Sheets as of December 31, 2018 and December 31, 2017.
Table 3
ALLERGAN PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)
	December 31,	December 31,
	2018	2017

Assets
Cash and cash equivalents	$880.4	$1,817.2
Marketable securities	1,026.9	4,632.1
Accounts receivable, net	2,868.1	2,899.0
Inventories	846.9	904.5
Prepaid expenses and other current assets	819.1	1,123.9
Assets held for sale	916.2	81.6
Property, plant and equipment, net	1,787.0	1,785.4
Investments and other assets	3,034.3	587.0
Product rights and other intangibles	43,695.4	54,648.3
Goodwill	45,913.3	49,862.9
Total assets	$101,787.6	$118,341.9

Liabilities & Equity
Current liabilities	$4,859.6	$5,616.3
Current and long-term debt and capital leases	23,797.7	30,075.3
Deferred income taxes and other liabilities	7,999.3	8,813.2
Total equity	65,131.0	73,837.1
Total liabilities and equity	$101,787.6	$118,341.9

The following table presents Allergan plc's Consolidated Statements of Cash Flows for the three and twelve months ended December 31, 2018 and 2017.
Table 4
ALLERGAN PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Cash Flows From Operating Activities:
Net (loss) / income	$(4,295.9)	$3,123.2	$(5,086.2)	$(4,118.9)
Reconciliation to net cash provided by operating activities:
Depreciation	46.6	48.3	196.3	171.5
Amortization	1,569.1	1,922.2	6,552.3	7,197.1
Provision for inventory reserve	21.5	24.9	96.4	102.2
Share-based compensation	54.6	72.5	239.8	293.3
Deferred income tax benefit	107.1	(4,577.8)	(1,255.7)	(7,783.1)
In-process research and development impairments	6.6	207.0	804.6	1,452.3
Goodwill and other impairments and asset sales, net	5,426.4	31.5	5,698.7	3,927.7
Net income impact of determining that the loss on investment of Teva securities is other-than-temporary	-	-	-	3,273.5
Charge to settle Teva related matters, net of tax	-	387.4	-	387.4
Loss on forward sale of Teva shares	-	62.9	-	62.9
Gain on sale of Teva shares, net	-	-	(60.9)	-
Amortization of inventory step up	-	5.5	-	131.7
Gain on sale of businesses	-	-	(182.6)	-
Non-cash extinguishment of debt	12.6	(7.5)	30.0	(15.7)
Cash charge related to extinguishment of debt	(27.4)	35.1	(45.6)	205.6
Amortization of deferred financing costs	5.2	8.2	22.6	27.8
Contingent consideration adjustments, including accretion	6.6	(81.6)	(106.5)	(133.2)
Other, net	28.5	(18.8)	29.0	(37.0)
Changes in assets and liabilities (net of effects of acquisitions):
Decrease / (increase) in accounts receivable, net	(54.0)	(49.8)	(37.0)	(188.3)
Decrease / (increase) in inventories	(9.5)	(37.1)	(145.7)	(144.8)
Decrease / (increase) in prepaid expenses and other current assets	9.7	(17.9)	4.3	27.9
Increase / (decrease) in accounts payable and accrued expenses	197.7	452.2	151.6	95.9
Increase / (decrease) in income and other taxes payable	(1,607.1)	468.0	(1,191.6)	1,114.1
Increase / (decrease) in other assets and liabilities	0.3	25.1	(73.7)	29.1
Net cash provided by operating activities	1,498.6	2,083.5	5,640.1	6,079.0
Cash Flows From Investing Activities:
Additions to property, plant and equipment	(88.4)	(115.9)	(253.5)	(349.9)
Additions to product rights and other intangibles	-	(10.0)	-	(614.3)
Additions to investments	(1,015.3)	(1,350.0)	(2,471.7)	(9,783.8)
Proceeds from sale of investments and other assets	58.0	678.9	6,259.3	15,153.3
Payments to settle Teva related matters	-	-	(466.0)	-
Proceeds from sales of property, plant and equipment	5.8	1.3	30.4	7.1
Acquisitions of businesses, net of cash acquired	-	-	-	(5,290.4)
Net cash (used in) investing activities	(1,039.9)	(795.7)	3,098.5	(878.0)
Cash Flows From Financing Activities:
Proceeds from borrowings on long-term indebtedness, including credit facility	1,939.8	525.0	2,657.0	3,550.0
Proceeds from Forward Sale of Teva securities	-	-	465.5	-
Debt issuance and other financing costs	(10.4)	(3.1)	(10.4)	(20.6)
Payments on debt, including capital lease obligations	(1,688.6)	(834.4)	(8,804.5)	(6,413.6)
Cash charge related to extinguishment of debt	-	(35.1)	-	(205.6)
Proceeds from stock plans	4.2	16.2	102.4	183.4
Other financing, including contingent consideration	(9.2)	3.6	(30.9)	(511.6)
Payments to settle Teva related matters	-	-	(234.0)	-
Repurchase of ordinary shares	(751.9)	(456.6)	(2,775.4)	(493.0)
Dividends	(241.7)	(301.2)	(1,049.8)	(1,218.2)
Net cash (used in) financing activities	(757.8)	(1,085.6)	(9,680.1)	(5,129.2)
Effect of currency exchange rate changes on cash and cash equivalents	(8.4)	2.3	4.7	21.4
Net increase / (decrease) in cash and cash equivalents	(307.5)	204.5	(936.8)	93.2
Cash and cash equivalents at beginning of period	1,187.9	1,612.7	1,817.2	1,724.0
Cash and cash equivalents at end of period	$880.4	$1,817.2	$880.4	$1,817.2
Non-GAAP performance net income per share is used by management as one of the primary metrics in evaluating the Company's performance.  We believe that Non-GAAP performance net income per share enhances the comparability of our results between periods and provides additional information and transparency to investors on adjustments and other items that are not indicative of the Company's current and future operating performance.  These are the financial measures used by our management team to evaluate our operating performance and make day to day operating decisions.  We define non-GAAP adjustments to the reported GAAP measures as GAAP results adjusted for the following net of tax: (i) amortization expenses, (ii) global supply chain and operational excellence initiatives or other restructurings of a similar nature, (iii) acquisition, divestiture, integration and licensing charges, (iv) accretion and fair market value adjustments on contingent liabilities, (v) impairment/asset sales and related costs, including the exclusion of discontinued operations, (vi) legal settlements and (vii) other unusual charges or expenses.  Non-GAAP performance net income per share is not, and should not be viewed as, a substitute for reported GAAP continuing operations loss per share.  The Company has consistently excluded amortization and impairments of all intangible assets, including the product rights that generate a significant portion of our ongoing revenue. The Company's total accumulated amortization, including impairments of currently marketed products, related to our intangible assets as of December 31, 2018 and December 31, 2017 was $32.3 billion and $25.8 billion, respectively, and is expected to continue to be a material non-GAAP adjustment.  The following table presents Allergan plc's GAAP to Non-GAAP adjustments for the three and twelve months ended December 31, 2018 and 2017:

Table 5
ALLERGAN PLC
GAAP TO NON-GAAP ADJUSTMENTS
(Unaudited; in millions)

	Three Months Ended December 31, 2018
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$4,079.7	$590.0	$678.1	$841.6	$352.0	$1,569.1	$5,433.0	$(198.6)	$(9.9)	$(1,296.7)

Purchase accounting impact on stock-based compensation for acquired awards	-	(0.3)	(0.6)	(1.4)	(0.4)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	(0.6)	-	(2.5)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(5.2)	(0.1)	(20.3)	0.2	-	-	-	-	-
Costs associated with disposed businesses	-	0.5	-	0.2	(1.3)	-	-	-	-	-
Integration charges of acquired businesses	-	(0.1)	0.2	-	(10.4)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Bonti, Inc.	-	-	(196.6)	-	-	-	-	-	-	-
Editas Medicine, Inc.	-	-	(25.0)	-	-	-	-	-	-	-
Other	-	-	(16.5)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	(3.7)	(2.9)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(5.5)	-	-
Impairment of Kybella®intangible asset	-	-	-	-	-	-	(1,643.8)	-	-	-
Impairment of TrueTear®intangible asset	-	-	-	-	-	-	(187.6)	-	-	-
Impairment of Goodwill	-	-	-	-	-	-	(2,841.1)	-	-	-
Impairment of Anti-Infectives held for sale, including allocated goodwill of $622 million	-	-	-	-	-	-	(771.7)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	25.5	-	-	-
Impairment of assets held for sale	-	-	-	-	-	-	(14.2)	-	-	-
Gain on bond repurchases	-	-	-	-	-	-	-	-	(13.9)	-
Litigation settlement related charges	-	-	-	-	(16.4)	-	-	-	-	-
Other adjustments	-	0.1	0.1	-	(0.9)	(1,569.1)	(0.1)	(0.1)	(2.0)	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	658.8
Discrete income tax events	-	-	-	-	-	-	-	-	-	879.8

Non-GAAP Adjusted	$4,079.7	$581.3	$436.1	$820.1	$320.3	$-	$-	$(204.2)	$(25.8)	$241.9

	Three Months Ended December 31, 2017
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$4,326.1	$580.9	$408.2	$877.7	$389.1	$1,922.2	$238.5	$(248.6)	$(70.7)	$(3,918.3)

Impact of selling through purchase accounting mark-up on acquired inventory	-	(5.5)	-	-	-	-	-	-	-	-
Purchase accounting impact on stock-based compensation for acquired awards	-	(1.3)	(3.8)	(6.7)	(3.2)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	-	(0.8)	(0.6)	-	-	-	-	-
Non-acquisition related severance and restructuring related to the December 31, 2017 restructuring program	-	(7.7)	(18.2)	(56.5)	(23.5)	-	(17.7)	-	-	-
Non-acquisition related severance and restructuring	-	(8.7)	0.0	0.4	0.6	-	-	-	-	-
Costs associated with disposed businesses	-	(2.3)	-	(0.1)	(2.3)	-	-	-	-	-
Integration charges of acquired businesses	-	-	(0.9)	0.2	(18.9)	-	-	-	-	-
Brand related milestones and upfront expenses for asset acquisitions
Other	-	-	(5.3)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	55.9	25.7	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(6.4)	-	-
Impairment of IPR&D products acquired in the Allergan acquisition	-	-	-	-	-	-	(207.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	(13.8)	-	-	-
Impact of debt refinancing	-	-	-	-	-	-	-	-	27.6	-
Loss on forward sale of Teva shares	-	-	-	-	-	-	-	-	62.9	-
Litigation settlement related charges	-	-	-	-	(22.2)	-	-	-	-	-
Other adjustments	-	-	-	1.0	(1.4)	(1,922.2)	-	-	(11.4)	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	567.6
Discrete income tax events	-	-	-	-	-	-	-	-	-	3,570.2

Non-GAAP Adjusted	$4,326.1	$611.3	$405.7	$815.2	$317.6	$-	$-	$(255.0)	$8.4	$219.5

The non-GAAP income tax expense is determined based on our pre-tax income, adjusted for non-GAAP items on a jurisdiction by jurisdiction basis. The non-GAAP effective tax rate in the three months ended December 31, 2018 was impacted by U.S. income taxed at rates higher than the Irish statutory rate, partially offset by income earned in jurisdictions with tax rates lower than the Irish statutory rate.

The non-GAAP effective tax rate for the three months ended December 31, 2018 excludes a net discrete tax benefit of approximately $879.8 million related to the tax effects of integration and recognition of outside basis differences, changes in the applicable tax rates on certain temporary differences, uncertain tax positions, changes in valuation allowances and other individually insignificant items.

	Year Ended December 31, 2018
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$15,787.4	$2,191.4	$2,266.2	$3,250.6	$1,271.2	$6,552.3	$6,503.3	$(866.0)	$256.7	$(1,770.7)

Purchase accounting impact on stock-based compensation for acquired awards	-	(2.1)	(4.8)	(8.6)	(2.9)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	(0.6)	(0.7)	(3.3)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(33.7)	(1.9)	(38.8)	(5.4)	-	(13.6)	-	-	-
Costs associated with disposed businesses	-	(1.0)	-	0.2	(4.1)	-	-	-	-	-
Integration charges of acquired businesses	-	(0.3)	(0.6)	(1.0)	(43.5)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Elastagen Pty Ltd	-	-	(96.1)	-	-	-	-	-	-	-
AstraZeneca plc	-	-	(90.0)	-	-	-	-	-	-	-
Merck & Co.	-	-	(115.0)	-	-	-	-	-	-	-
Chase Pharmaceuticals Corporation	-	-	(75.0)	-	-	-	-	-	-	-
Repros Therapeutics, Inc.	-	-	(33.2)	-	-	-	-	-	-	-
Bonti, Inc.	-	-	(196.6)	-	-	-	-	-	-	-
Editas Medicine, Inc.	-	-	(40.0)	-	-	-	-	-	-	-
Other	-	-	(33.0)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	111.7	(5.1)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(21.2)	-	-
Impairment of Kybella®intangible asset	-	-	-	-	-	-	(1,643.8)	-	-	-
Impairment of TrueTear®intangible asset	-	-	-	-	-	-	(187.6)	-	-	-
Impairment of Goodwill	-	-	-	-	-	-	(2,841.1)	-	-	-
Impairment of Anti-Infectives held for sale, including allocated goodwill of $622 million	-	-	-	-	-	-	(771.7)	-	-	-
Impairment of IPR&D products acquired in the Allergan acquisition	-	-	-	-	-	-	(236.0)	-	-	-
Impairment of IPR&D products acquired in the Vitae acquisition	-	-	-	-	-	-	(40.0)	-	-	-
Impairment of assets held for sale	-	-	-	-	-	-	(266.2)	-	-	-
Impairment of RORgt IPR&D product	-	-	-	-	-	-	(522.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	18.4	-	-	-
Gain on Teva securities	-	-	-	-	-	-	-	-	(60.6)	-
Milestone component of ongoing intellectual property agreement	(25.0)	-	-	-	-	-	-	-	-	-
Gain on sale of divested businesses	-	-	-	-	-	-	-	-	(182.6)	-
Gain on bond repurchases	-	-	-	-	-	-	-	-	(15.6)	-
Litigation settlement related charges	-	-	-	-	(56.8)	-	-	-	-	-
Other adjustments	-	0.1	0.2	-	(2.0)	(6,552.3)	0.3	(0.1)	(5.7)	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	1,506.1
Discrete income tax events	-	-	-	-	-	-	-	-	-	1,213.8

Non-GAAP Adjusted	$15,762.4	$2,266.1	$1,574.5	$3,201.7	$1,153.2	$-	$-	$(887.3)	$(7.8)	$949.2

	Year Ended December 31, 2017
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$15,940.7	$2,168.0	$2,100.1	$3,514.8	$1,501.9	$7,197.1	$5,380.0	$(1,027.9)	$(3,437.3)	$(6,670.4)
Impact of selling through purchase accounting mark-up on acquired inventory	-	(131.7)	-	-	-	-	-	-	-	-
Expenditures incurred with the Pfizer transaction	-	(2.0)	(2.4)	(5.6)	(10.5)	-	-	-	-	-
Purchase accounting impact on stock-based compensation for acquired awards	-	(4.6)	(18.3)	(33.1)	(49.0)	-	-	-	-	-
Severance due to integration of acquired entities	-	(0.5)	(3.0)	(19.5)	(17.3)	-	-	-	-	-
Non-acquisition related severance and restructuring related to the December 31, 2017 announced restructuring program		(7.7)	(18.2)	(56.5)	(23.5)	-	(17.7)	-	-	-
Non-acquisition related severance and restructuring	-	(53.8)	(15.1)	(24.3)	(9.3)	-	-	-	-	-
Costs associated with disposed businesses	-	(4.9)	-	(0.3)	(16.0)	-	-	-	-	-
Integration charges of acquired businesses	-	(0.6)	(3.2)	(4.1)	(95.0)	-	-	-	-	-
Brand related milestones and upfront expenses for asset acquisitions
Assembly Biosciences, Inc.	-	-	(50.0)	-	-	-	-	-	-	-
Lysosomal Therapeutics, Inc.	-	-	(145.0)	-	-	-	-	-	-	-
Editas Medicine Inc.	-	-	(90.0)	-	-	-	-	-	-	-
Akarna Therapeutics, Ltd.	-	-	(39.6)	-	-	-	-	-	-	-
Heptares Therapeutics Ltd.	-	-	(15.0)	-	-	-	-	-	-	-
Lyndra, Inc.	-	-	(15.0)	-	-	-	-	-	-	-
Other	-	-	(37.2)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	183.2	(50.0)	-	-	-	-	-	-	-
Net income impact of determining that the loss on investment of Teva securities is other-than-temporary	-	-	-	-	-	-	-	-	3,273.5	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(33.2)	-	-
Termination of agreement for SER-120	-	-	-	-	-	-	(147.4)	-	-	-
Impairment of Restasis intangible assets and dry eye IPR&D projects acquired in the Allergan acquisition	-	-	-	-	-	-	(3,394.0)	-	-	-
Impairment of Aczone intangible assets	-	-	-	-	-	-	(646.0)	-	-	-
Impairment of IPR&D products acquired in the Allergan acquisition	-	-	-	-	-	-	(774.0)	-	-	-
Decrease in realization of certain R&D projects acquired in the Uteron acquisition	-	-	-	-	-	-	(91.3)	-	-	-
Decrease in realization of certain R&D projects acquired in the Warner Chilcott acquisition	-	-	-	-	-	-	(278.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	(31.6)	-	-	-
Settlement of Naurex, Inc. agreement	-	-	-	-	-	-	-	-	(20.0)	-
Loss on forward sale of Teva shares	-	-	-	-	-	-	-	-	62.9	-
Impact of debt refinancing	-	-	-	-	(12.6)	-	-	-	189.1	-
Litigation settlement related charges	-	-	-	-	(96.5)	-	-	-	-	-
Other adjustments	-	(12.5)	0.7	(0.5)	11.7	(7,197.1)	-	-	(5.4)	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	3,717.9
Discrete income tax events	-	-	-	-	-	-	-	-	-	3,790.9
Non-GAAP Adjusted	$15,940.7	$2,132.9	$1,598.8	$3,370.9	$1,183.9	$-	$-	$(1,061.1)	$62.8	$838.4

The non-GAAP income tax expense is determined based on our pre-tax income, adjusted for non-GAAP items on a jurisdiction by jurisdiction basis. The non-GAAP effective tax rate in the twelve months ended December 31, 2018 was impacted by U.S. income taxed at rates higher than the Irish statutory rate, partially offset by income earned in jurisdictions with tax rates lower than the Irish statutory rate.

The non-GAAP effective tax rate for the twelve months ended December 31, 2018 excludes a net discrete tax benefit of approximately $1,213.8 million related to the tax effects of integration and recognition of outside basis differences, changes in the applicable tax rates on certain temporary differences, uncertain tax positions, changes in valuation allowances and other individually insignificant items.

The following table presents a reconciliation of Allergan plc's reported net (loss) / income from continuing operations attributable to shareholders and diluted earnings per share to non-GAAP performance net income and non-GAAP performance net income per share for the three and twelve months ended December 31, 2018 and 2017:

Table 6
ALLERGAN PLC
RECONCILIATION TABLE
(Unaudited; in millions except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

GAAP to Non-GAAP Performance net income calculation

GAAP (loss) / income from continuing operations attributable to shareholders	$(4,299.9)	$3,506.6	$(5,096.4)	$(3,722.6)
Adjusted for:
Amortization	1,569.1	1,922.2	6,552.3	7,197.1
Acquisition, divestiture and licensing (income) / charges	249.9	108.4	485.7	4,083.4
Accretion and fair-value adjustments to contingent consideration	6.6	(81.6)	(106.6)	(133.2)
Goodwill and other impairments and asset sales, net and related costs	5,433.0	238.5	6,503.3	5,380.0
Other	(15.9)	16.2	(42.6)	210.1
Non-acquisition restructurings, including Global Supply Chain initiatives	25.4	113.6	79.8	208.4
Legal settlements	16.4	22.2	56.8	96.5
Income taxes on items above and other discrete income tax adjustments	(1,538.6)	(4,137.8)	(2,719.9)	(7,508.8)
Non-GAAP performance net income attributable to shareholders	$1,446.0	$1,708.3	$5,712.4	$5,810.9

Diluted earnings per share

Diluted (loss) / income per share from continuing operations attributable to shareholders- GAAP	$(12.83)	$9.97	$(15.12)	$(11.15)

Non-GAAP performance net income per share attributable to shareholders	$4.29	$4.86	$16.69	$16.35

Basic weighted average ordinary shares outstanding	335.1	331.3	337.0	333.8
Effect of dilutive securities:
Dilutive shares	2.3	20.3	5.2	21.6
Diluted weighted average ordinary shares outstanding	337.4	351.6	342.2	355.4

We define adjusted EBITDA as an amount equal to consolidated net income / (loss) from continuing operations attributable to shareholders for such period adjusted for the following: (i) interest expense, (ii) interest income, (iii) (benefit) for income taxes, (iv) depreciation and amortization expenses, (v) share-based compensation expense, (vi) asset impairment charges and losses / (gains) and expenses associated with the sale of assets, including the exclusion of discontinued operations, (vii) business restructuring charges associated with Allergan's global supply chain and operational excellence initiatives or other restructurings of a similar nature, (viii) costs and charges associated with the acquisition and divestitures of businesses and assets including, but not limited to, milestone payments, integration charges, other charges associated with the revaluation of assets or liabilities and charges associated with the revaluation of acquisition related contingent liabilities that are based in whole or in part on future estimated cash flows, (ix) litigation charges and settlements and (x) other unusual charges or expenses. We define non-GAAP operating income as adjusted EBITDA including depreciation and certain share-based compensation charges and excluding dividend income, fair value accounting results included within other income (expense), net and other-than-temporary investment impairments included within other income (expense), net.

The following table presents a reconciliation of Allergan plc's reported net (loss) from continuing operations attributable to shareholders for the three and twelve months ended December 31, 2018 and 2017 to adjusted EBITDA and Non-GAAP Operating Income:

Table 7
ALLERGAN PLC
ADJUSTED EBITDA and NON-GAAP OPERATING INCOME, RECONCILIATION TABLE
(Unaudited; in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

GAAP (loss) / income from continuing operations attributable to shareholders	$(4,299.9)	$3,506.6	$(5,096.4)	$(3,722.6)
Plus:
Interest expense	210.2	263.3	911.2	1,095.6
Interest income	(11.6)	(14.7)	(45.2)	(67.7)
(Benefit) for income taxes	(1,296.7)	(3,918.3)	(1,770.7)	(6,670.4)
Depreciation	46.6	48.3	196.3	171.5
Amortization	1,569.1	1,922.2	6,552.3	7,197.1
EBITDA	$(3,782.3)	$1,807.4	$747.5	$(1,996.5)
Adjusted for:
Acquisition, divestiture and licensing charges	252.7	95.7	480.3	4,007.5
Goodwill and other impairments and asset sales, net and related costs	5,433.0	238.5	6,503.3	5,380.0
Other	(15.9)	16.2	(42.6)	210.1
Non-acquisition restructurings, including Global Supply Chain initiatives, excluding depreciation	25.4	113.6	75.6	208.4
Legal settlements	16.4	22.2	56.8	96.5
Accretion and fair-value adjustments to contingent consideration	6.6	(81.6)	(106.6)	(133.2)
Share-based compensation including cash settlements	54.6	72.5	239.8	324.8
Adjusted EBITDA	$1,990.5	$2,284.5	$7,954.1	$8,097.6
Adjusted for:
Depreciation	(46.6)	(48.3)	(192.1)	(171.5)
Dividend income	-	(8.5)	-	(85.2)
Other income (expense) related to fair value accounting*	25.8	-	7.0	22.3
Share-based compensation not related to restructuring charges and purchase accounting impact on stock-based compensation for acquired awards	(51.9)	(53.4)	(213.2)	(215.7)
Non-GAAP Operating Income	$1,917.8	$2,174.3	$7,555.8	$7,647.5

* YTD 2018 amounts relate to mark to market adjustments on available for sale securities and non-service components of pension costs based on ASU 2016-01 and ASU 2017-07, respectively.  Amounts in the twelve months ended December 31, 2017 represent an other-than-temporary impairment of securities.

The following table details Allergan plc's segment contribution reconciled to the non-GAAP contribution for the same financial statement line items for the three and twelve months ended December 31, 2018 and 2017. Included within our corporate function are shared costs, including above site and unallocated costs associated with running our global manufacturing facilities, corporate general and administrative expenses and corporate initiatives.

										Table 8
ALLERGAN PLC
Segment Contribution to Non-GAAP Allergan plc Contribution
(Unaudited; $ in millions)

	Three Months Ended December 31, 2018					Three Months Ended December 31, 2017
	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total
Net revenues	$1,808.8	$1,397.9	$870.2	$2.8	$4,079.7	$1,881.8	$1,525.3	$915.9	$3.1	$4,326.1
Operating expenses:
Cost of sales(1)	139.3	195.1	146.1	100.8	581.3	146.0	220.7	137.1	107.5	611.3
Selling and marketing	378.1	211.1	230.8	0.1	820.1	328.8	245.8	240.6	-	815.2
General and administrative	59.7	45.1	41.3	174.2	320.3	58.8	47.6	34.1	177.1	317.6
Segment contribution	$1,231.7	$946.6	$452.0	$(272.3)	$2,358.0	$1,348.2	$1,011.2	$504.1	$(281.5)	$2,582.0
Segment margin	68.1%	67.7%	51.9%	n.m.	57.8%	71.6%	66.3%	55.0%	n.m.	59.7%
Segment gross margin(2)	92.3%	86.0%	83.2%	n.m.	85.8%	92.2%	85.5%	85.0%	n.m.	85.9%

(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

	Year Ended December 31, 2018					Year Ended December 31, 2017
	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total
Net revenues	$6,920.3	$5,322.9	$3,504.7	$14.5	$15,762.4	$6,803.6	$5,796.2	$3,319.5	$21.4	$15,940.7
Operating expenses:
Cost of sales(1)	565.2	799.1	537.1	364.7	2,266.1	495.4	843.9	478.7	314.9	2,132.9
Selling and marketing	1,348.3	924.6	928.7	0.1	3,201.7	1,369.5	1,084.1	913.8	3.5	3,370.9
General and administrative	205.3	156.4	141.7	649.8	1,153.2	208.2	177.3	120.6	677.8	1,183.9
Segment contribution	$4,801.5	$3,442.8	$1,897.2	$(1,000.1)	$9,141.4	$4,730.5	$3,690.9	$1,806.4	$(974.8)	$9,253.0
Segment margin	69.4%	64.7%	54.1%	n.m.	58.0%	69.5%	63.7%	54.4%	n.m.	58.0%
Segment gross margin(2)	91.8%	85.0%	84.7%	n.m.	85.6%	92.7%	85.4%	85.6%	n.m.	86.6%

(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

The following table details Allergan plc's product revenue for significant promoted products within the US Specialized Therapeutics segment for the three and twelve months ended December 31, 2018 and 2017.

Table 9
ALLERGAN PLC
US Specialized Therapeutics Product Revenue
(Unaudited; in millions)

	Three Months Ended December 31,		Change
	2018	2017	Dollars	%
Total Eye Care	$587.3	$671.7	$(84.4)	(12.6)%
Restasis®	325.0	400.3	(75.3)	(18.8)%
Alphagan®/Combigan®	97.7	101.8	(4.1)	(4.0)%
Lumigan®/Ganfort®	74.0	80.9	(6.9)	(8.5)%
Ozurdex®	29.3	26.4	2.9	11.0%
Eye Drops	47.9	47.3	0.6	1.3%
Other Eye Care	13.4	15.0	(1.6)	(10.7)%
Total Medical Aesthetics	738.3	712.9	25.4	3.6%
Facial Aesthetics	423.7	380.0	43.7	11.5%
Botox®Cosmetics	258.1	228.4	29.7	13.0%
Juvederm®Collection	158.4	139.5	18.9	13.5%
Kybella®	7.2	12.1	(4.9)	(40.5)%
Plastic Surgery	68.2	69.0	(0.8)	(1.2)%
Breast Implants	68.2	69.0	(0.8)	(1.2)%
Regenerative Medicine	124.7	128.9	(4.2)	(3.3)%
Alloderm®	94.9	97.9	(3.0)	(3.1)%
Other Regenerative Medicine	29.8	31.0	(1.2)	(3.9)%
Body Contouring	81.3	94.4	(13.1)	(13.9)%
Coolsculpting®Systems & Add On Applicators	26.8	42.5	(15.7)	(36.9)%
Coolsculpting®Consumables	54.5	51.9	2.6	5.0%
Skin Care	40.4	40.6	(0.2)	(0.5)%
Total Medical Dermatology	4.5	68.7	(64.2)	(93.4)%
Aczone®	0.6	38.0	(37.4)	(98.4)%
Tazorac®	0.3	14.1	(13.8)	(97.9)%
Other Medical Dermatology	3.6	16.6	(13.0)	(78.3)%
Total Neuroscience & Urology	452.2	412.2	40.0	9.7%
Botox®Therapeutics(3)	433.3	384.0	49.3	12.8%
Rapaflo®	18.9	28.2	(9.3)	(33.0)%
Other Revenues	26.5	16.3	10.2	62.6%
Net Revenues	$1,808.8	$1,881.8	$(73.0)	(3.9)%

Operating expenses:
Cost of sales(1)	139.3	146.0	(6.7)	(4.6)%
Selling and marketing	378.1	328.8	49.3	15.0%
General and administrative	59.7	58.8	0.9	1.5%
Segment contribution	$1,231.7	$1,348.2	$(116.5)	(8.6)%
Segment margin	68.1%	71.6%		(3.5)%
Segment gross margin(2)	92.3%	92.2%		0.1%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

(3) Botox Therapeutics includes Botox Hyperhidrosis, which was previously included within Medical Dermatology.  The amount of Botox Hyperhidrosis for the three months ended December 31, 2017 was $16.8 million.

	Year Ended December 31,		Change
	2018	2017	Dollars	%

Total Eye Care	$2,235.7	$2,460.2	$(224.5)	(9.1)%
Restasis®	1,197.0	1,412.3	(215.3)	(15.2)%
Alphagan®/Combigan®	375.4	377.3	(1.9)	(0.5)%
Lumigan®/Ganfort®	291.8	317.5	(25.7)	(8.1)%
Ozurdex®	111.0	98.4	12.6	12.8%
Eye Drops	202.7	199.5	3.2	1.6%
Other Eye Care	57.8	55.2	2.6	4.7%
Total Medical Aesthetics	2,774.6	2,449.2	325.4	13.3%
Facial Aesthetics	1,487.3	1,362.8	124.5	9.1%
Botox®Cosmetics	907.3	812.2	95.1	11.7%
Juvederm®Collection	548.2	501.1	47.1	9.4%
Kybella®	31.8	49.5	(17.7)	(35.8)%
Plastic Surgery	263.0	242.6	20.4	8.4%
Breast Implants	263.0	242.6	20.4	8.4%
Regenerative Medicine	523.9	433.9	90.0	20.7%
Alloderm®	407.3	321.2	86.1	26.8%
Other Regenerative Medicine	116.6	112.7	3.9	3.5%
Body Contouring	361.6	256.7	104.9	40.9%
Coolsculpting®Systems & Add On Applicators	126.3	106.6	19.7	18.5%
Coolsculpting®Consumables	235.3	150.1	85.2	56.8%
Skin Care	138.8	153.2	(14.4)	(9.4)%
Total Medical Dermatology	115.5	273.6	(158.1)	(57.8)%
Aczone®	55.1	166.3	(111.2)	(66.9)%
Tazorac®	25.4	65.4	(40.0)	(61.2)%
Other Medical Dermatology	35.0	41.9	(6.9)	(16.5)%
Total Neuroscience & Urology	1,720.4	1,550.3	170.1	11.0%
Botox®Therapeutics (3)	1,638.5	1,442.2	196.3	13.6%
Rapaflo®	81.9	108.1	(26.2)	(24.2)%
Other Revenues	74.1	70.3	3.8	5.4%
Net Revenues	$6,920.3	$6,803.6	$116.7	1.7%

Operating expenses:
Cost of sales(1)	565.2	495.4	69.8	14.1%
Selling and marketing	1,348.3	1,369.5	(21.2)	(1.5)%
General and administrative	205.3	208.2	(2.9)	(1.4)%
Segment contribution	$4,801.5	$4,730.5	$71.0	1.5%
Segment margin	69.4%	69.5%		(0.1)%
Segment gross margin(2)	91.8%	92.7%		(0.9)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Botox Therapeutics includes Botox Hyperhidrosis, which was previously included within Medical Dermatology. The amount of Botox Hyperhidrosis for the year ended December 31, 2017 was $67.2 million.

The following table details Allergan plc's product revenue for significant promoted products within the US General Medicine segment for the three and twelve months ended December 31, 2018 and 2017.
Table 10
ALLERGAN PLC
US General Medicine Product Revenue
(Unaudited; in millions)

	Three Months Ended December 31,		Change
	2018	2017	Dollars	%
Total Central Nervous System (CNS)	$316.1	$349.0	$(32.9)	(9.4)%
Vraylar®	150.5	87.7	62.8	71.6%
Viibryd®/Fetzima®	95.5	89.0	6.5	7.3%
Saphris®	36.8	37.7	(0.9)	(2.4)%
Namzaric®	22.6	36.8	(14.2)	(38.6)%
Namenda ®	10.7	97.8	(87.1)	(89.1)%
Total Gastrointestinal (GI)	449.8	453.2	(3.4)	(0.8)%
Linzess®	205.2	194.8	10.4	5.3%
Zenpep®	66.8	58.5	8.3	14.2%
Carafate®/Sulcrate®	54.1	59.2	(5.1)	(8.6)%
Viberzi®	48.9	42.9	6.0	14.0%
Canasa®/Salofalk®	38.8	47.0	(8.2)	(17.4)%
Asacol®/Delzicol®	27.9	42.8	(14.9)	(34.8)%
Other GI	8.1	8.0	0.1	1.3%
Total Women's Health	213.9	285.8	(71.9)	(25.2)%
Lo Loestrin®	143.8	126.5	17.3	13.7%
Estrace®Cream	14.7	101.5	(86.8)	(85.5)%
Liletta®	14.6	14.5	0.1	0.7%
Minastrin®24	2.9	5.3	(2.4)	(45.3)%
Other Women's Health	37.9	38.0	(0.1)	(0.3)%
Total Anti-Infectives	78.8	66.6	12.2	18.3%
Teflaro®	30.0	29.2	0.8	2.7%
Avycaz®	24.6	18.5	6.1	33.0%
Dalvance®	17.3	13.0	4.3	33.1%
Other Anti-Infectives	6.9	5.9	1.0	16.9%
Diversified Brands	300.1	319.4	(19.3)	(6.0)%
Bystolic®/Byvalson®	151.7	157.5	(5.8)	(3.7)%
Armour Thyroid	53.4	51.3	2.1	4.1%
Savella®	23.6	23.9	(0.3)	(1.3)%
Other Diversified Brands	71.4	86.7	(15.3)	(17.6)%
Other Revenues	39.2	51.3	(12.1)	(23.6)%
Net revenues	$1,397.9	$1,525.3	$(127.4)	(8.4)%

Operating expenses:
Cost of sales(1)	195.1	220.7	(25.6)	(11.6)%
Selling and marketing	211.1	245.8	(34.7)	(14.1)%
General and administrative	45.1	47.6	(2.5)	(5.3)%
Segment contribution	$946.6	$1,011.2	$(64.6)	(6.4)%
Segment margin	67.7%	66.3%		1.4%
Segment gross margin(2)	86.0%	85.5%		0.5%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

	Year Ended December 31,		Change
	2018	2017	Dollars	%

Total Central Nervous System (CNS)	$1,156.0	$1,359.9	$(203.9)	(15.0)%
Vraylar®	487.1	287.8	199.3	69.2%
Viibryd®/Fetzima®	342.4	333.2	9.2	2.8%
Saphris®	139.7	155.2	(15.5)	(10.0)%
Namzaric®	115.8	130.8	(15.0)	(11.5)%
Namenda®	71.0	452.9	(381.9)	(84.3)%
Total Gastrointestinal (GI)	1,723.7	1,695.0	28.7	1.7%
Linzess®	761.1	701.1	60.0	8.6%
Zenpep®	237.3	212.3	25.0	11.8%
Carafate®/Sulcrate®	217.8	235.8	(18.0)	(7.6)%
Viberzi®	176.5	156.6	19.9	12.7%
Canasa®/Salofalk®	169.2	162.7	6.5	4.0%
Asacol®/Delzicol®	130.8	195.5	(64.7)	(33.1)%
Other GI	31.0	31.0	(0.0)	(0.0)%
Total Women's Health	786.8	1,044.2	(257.4)	(24.7)%
Lo Loestrin®	527.7	459.3	68.4	14.9%
Estrace®Cream	49.0	366.6	(317.6)	(86.6)%
Liletta®	50.9	37.6	13.3	35.4%
Minastrin®24	9.5	61.4	(51.9)	(84.5)%
Other Women's Health	149.7	119.3	30.4	25.5%
Total Anti-Infectives	304.4	257.3	47.1	18.3%
Teflaro®	128.0	121.9	6.1	5.0%
Avycaz®	94.6	61.2	33.4	54.6%
Dalvance®	56.1	53.9	2.2	4.1%
Other Anti-Infectives	25.7	20.3	5.4	26.6%
Diversified Brands	1,156.0	1,242.6	(86.6)	(7.0)%
Bystolic®/Byvalson®	583.8	612.2	(28.4)	(4.6)%
Armour Thyroid	198.8	169.1	29.7	17.6%
Savella®	85.0	98.2	(13.2)	(13.4)%
Other Diversified Brands	288.4	363.1	(74.7)	(20.6)%
Other Revenues	196.0	197.2	(1.2)	(0.6)%
Net revenues	$5,322.9	$5,796.2	$(473.3)	(8.2)%

Operating expenses:
Cost of sales(1)	799.1	843.9	(44.8)	(5.3)%
Selling and marketing	924.6	1,084.1	(159.5)	(14.7)%
General and administrative	156.4	177.3	(20.9)	(11.8)%
Segment contribution	$3,442.8	$3,690.9	$(248.1)	(6.7)%
Segment margin	64.7%	63.7%		1.0%
Segment gross margin(2)	85.0%	85.4%		(0.4)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
The following table details Allergan plc's product revenue for significant promoted products within the International segment for the three and twelve months ended December 31, 2018 and 2017.
Table 11
ALLERGAN PLC
International Product Revenue
(Unaudited; in millions)

	Three Months Ended December 31,		Change
	2018	2017	Dollars	%
Total Eye Care	$308.2	$342.7	$(34.5)	(10.1)%
Lumigan®/Ganfort®	96.9	99.7	(2.8)	(2.8)%
Alphagan®/Combigan®	46.7	46.7	-	0.0%
Ozurdex®	29.6	60.9	(31.3)	(51.4)%
Restasis®	16.6	14.6	2.0	13.7%
Eye Drops	71.7	73.8	(2.1)	(2.8)%
Other Eye Care	46.7	47.0	(0.3)	(0.6)%
Total Medical Aesthetics	396.0	389.3	6.7	1.7%
Facial Aesthetics	332.8	311.4	21.4	6.9%
Botox®Cosmetics	157.8	155.0	2.8	1.8%
Juvederm®Collection	174.0	154.7	19.3	12.5%
Belkyra®(Kybella®)	1.0	1.7	(0.7)	(41.2)%
Plastic Surgery	10.8	40.6	(29.8)	(73.4)%
Breast Implants	10.5	40.1	(29.6)	(73.8)%
Other Plastic Surgery	0.3	0.5	(0.2)	(40.0)%
Regenerative Medicine	3.9	5.8	(1.9)	(32.8)%
Alloderm®	2.5	2.5	-	0.0%
Other Regenerative Medicine	1.4	3.3	(1.9)	(57.6)%
Body Contouring	44.9	27.0	17.9	66.3%
Coolsculpting®Systems & Add On Applicators	21.5	11.7	9.8	83.8%
Coolsculpting®Consumables	23.4	15.3	8.1	52.9%
Skin Care	3.6	4.5	(0.9)	(20.0)%
Botox® Therapeutics and Other	150.1	160.6	(10.5)	(6.5)%
Botox®Therapeutics	96.7	96.9	(0.2)	(0.2)%
Asacol®/Delzicol®	10.7	13.4	(2.7)	(20.1)%
Constella®	6.4	5.8	0.6	10.3%
Other Products	36.3	44.5	(8.2)	(18.4)%
Other Revenues	15.9	23.3	(7.4)	(31.8)%
Net revenues	$870.2	$915.9	$(45.7)	(5.0)%

Operating expenses:
Cost of sales(1)	146.1	137.1	9.0	6.6%
Selling and marketing	230.8	240.6	(9.8)	(4.1)%
General and administrative	41.3	34.1	7.2	21.1%
Segment contribution	$452.0	$504.1	$(52.1)	(10.3)%
Segment margin	51.9%	55.0%		(3.1)%
Segment gross margin(2)	83.2%	85.0%		(1.8)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

	Year Ended December 31,		Change
	2018	2017	Dollars	%

Total Eye Care	$1,294.6	$1,282.1	$12.5	1.0%
Lumigan®/Ganfort®	392.6	371.5	21.1	5.7%
Alphagan®/Combigan®	176.0	175.1	0.9	0.5%
Ozurdex®	187.7	213.4	(25.7)	(12.0)%
Restasis®	64.5	61.3	3.2	5.2%
Eye Drops	279.7	281.0	(1.3)	(0.5)%
Other Eye Care	194.1	179.8	14.3	8.0%
Total Medical Aesthetics	1,533.3	1,366.6	166.7	12.2%
Facial Aesthetics	1,262.3	1,104.5	157.8	14.3%
Botox®Cosmetics	641.2	557.0	84.2	15.1%
Juvederm®Collection	614.8	540.7	74.1	13.7%
Belkyra®(Kybella®)	6.3	6.8	(0.5)	(7.4)%
Plastic Surgery	131.5	158.6	(27.1)	(17.1)%
Breast Implants	130.1	156.9	(26.8)	(17.1)%
Other Plastic Surgery	1.4	1.7	(0.3)	(17.6)%
Regenerative Medicine	16.8	16.5	0.3	1.8%
Alloderm®	8.0	7.5	0.5	6.7%
Other Regenerative Medicine	8.8	9.0	(0.2)	(2.2)%
Body Contouring	107.5	73.7	33.8	45.9%
Coolsculpting®Systems & Add On Applicators	43.3	32.1	11.2	34.9%
Coolsculpting®Consumables	64.2	41.6	22.6	54.3%
Skin Care	15.2	13.3	1.9	14.3%
Botox® Therapeutics and Other	611.5	587.4	24.1	4.1%
Botox®Therapeutics	390.4	357.5	32.9	9.2%
Asacol®/Delzicol®	45.7	50.2	(4.5)	(9.0)%
Constella®	24.1	21.9	2.2	10.0%
Other Products	151.3	157.8	(6.5)	(4.1)%
Other Revenues	65.3	83.4	(18.1)	(21.7)%
Net revenues	$3,504.7	$3,319.5	$185.2	5.6%

Operating expenses:
Cost of sales(1)	537.1	478.7	58.4	12.2%
Selling and marketing	928.7	913.8	14.9	1.6%
General and administrative	141.7	120.6	21.1	17.5%
Segment contribution	1,897.2	1,806.4	90.8	5.0%
Segment margin	54.1%	54.4%		(0.3)%
Segment gross margin(2)	84.7%	85.6%		(0.9)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

The following table provides a reconciliation of anticipated GAAP loss / income from continuing operations to non-GAAP performance net income attributable to shareholders for the three months ending March 31, 2019 and twelve months ending December 31, 2019:

			Table 12

	Three months ending March 31, 2019		Twelve months ending December 31, 2019
(in millions, except per share information)	LOW	HIGH	LOW
GAAP (loss) /income from continuing operations attributable to shareholders	$(130.0)	$(65.0)	$380.0
Adjusted for:
Amortization	1,400.0	1,400.0	5,600.0
Acquisition, divestiture, licensing and other non-recurring charges	46.0	46.0	135.0
Accretion and fair-value adjustments to contingent consideration	4.0	4.0	15.0
Income taxes on items above and other discrete income tax adjustments	(183.0)	(183.0)	(700.0)
Non-GAAP performance net income attributable to shareholders	1,137.0	1,202.0	5,430.0

Diluted earnings per share

Diluted (loss) / income per share from continuing operations attributable to shareholders- GAAP	$(0.39)	$(0.20)	$1.14

Non-GAAP performance diluted net income per share attributable to shareholders	$3.40	$3.60	$16.36

Basic weighted average ordinary shares outstanding	331.0	331.0	330.0
Effect of dilutive securities:
Dilutive shares	3.0	3.0	2.0
Diluted weighted average ordinary shares outstanding	334.0	334.0	332.0